Exhibit 10.1

FOURTEENTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS FOURTEENTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of this 13th day of July, 2009, by and between SILICON VALLEY BANK (“Bank”) and XPLORE TECHNOLOGIES CORPORATION OF AMERICA, a Delaware corporation (“Borrower”) whose address is 14000 Summit Drive, Suite 900, Austin, Texas 78728.

RECITALS

A.                                    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of September 15, 2005, as amended by that certain First Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of November 28, 2005, that certain Letter amending Loan and Security Agreement by and between Bank and Borrower dated as of March 30, 2006, that certain Second Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of May 15, 2006, that certain Third Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of February 28, 2007, that certain Fourth Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of March 28, 2008, that certain Fifth Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of May 27, 2008, that certain Sixth Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of August 6, 2008, that certain Seventh Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of August 29, 2008, that certain Eighth Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of September 30, 2008, that certain Ninth Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of March 30, 2009, that certain Tenth Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of April 10, 2009, that certain Eleventh Amendment to Loan and Security Agreement between Bank and Borrower dated as of April 24, 2009, that certain Twelfth Amendment to Loan and Security Agreement between Bank and Borrower dated as of May 29, 2009 and that certain Thirteenth Amendment to Loan and Security Agreement between Bank and Borrower dated as of June 29, 2009  (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.                                    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.                                    Borrower has requested that Bank amend the Loan Agreement to extend the maturity date and reduce the amount of credit.

D.                                    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                                      Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.                                      Amendments to Loan Agreement.

2.1                               Schedule Section 1 (CREDIT LIMIT (Section 1.1))  The first three paragraphs of Section 1 of the Schedule to the Loan Agreement (up until the definition of “Borrowing Base”) are hereby amended and restated to read as follows:

“An amount not to exceed (a) the lesser of (i) $4,000,000 or (ii) the amount available under the Borrowing Base plus the Non-Formula Amount, minus (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (c) any amounts used under the Cash Management Services Sublimit, and minus (d) the outstanding principal balance of any Loans.”

2.2                               Schedule Section 9 (MATURITY DATE (Section 6.1)).  The Maturity Date in Section 9 of the Schedule to the Loan Agreement is amended in its entirety and replaced with the following:

“August 15, 2009”

3.                                      Limitation of Amendments.

3.1                               The amendment set forth in Section 2 is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2                               This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.                                      Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1                               Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2                               Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3                               The organizational documents of Borrower delivered to Bank with the Sixth Amendment to Loan and Security Agreement remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7                               This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.                                      Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.                                      Effectiveness.  This Amendment shall be deemed effective upon (i) the due execution and delivery to Bank of this Amendment by each party hereto and (ii) the payment by Borrower to Bank of an amendment fee in the amount of $3,600.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		XPLORE TECHNOLOGIES
CORPORATION OF AMERICA

By:	/s/ Tom Makowski	By:	/s/ Michael J. Rapisand
Name:	Tom Makowski	Name:	Michael J. Rapisand
Title:	Client Relationship Manager	Title:	Chief Financial Officer